CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2003 appreaing in iDial Network Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.


/S/ EHRHARDT KEEFE STEINER & HOTTMAN PC
    Ehrhardt Keefe Steiner & Hottman PC
    December 29, 2003
    Denver, Colorado